Exhibit 99.1

Kulicke & Soffa Reports Third Fiscal Quarter Results

A conference call to discuss these results will be held today beginning at 9:00 AM EDT. Interested participants may call 877-407-8037 for the teleconference or log on to http://www.kns.com/investors/events for listen-only mode.

Fort Washington, PA—July 27, 2006—Kulicke & Soffa Industries, Inc. (K&S) (Nasdaq: KLIC) today announced financial results for its quarter ended July 1, 2006 (“third fiscal quarter”).

Results for the third fiscal quarter include the Company’s continuing operations in Equipment and Packaging Materials. The Company’s Test segment was sold during the second fiscal quarter and has been classified as discontinued operations for all periods in the attached financial statements.

Net revenue from continuing operations for the third fiscal quarter was $169.9 million, compared to $117.6 million from continuing operations in the comparable year-ago quarter. Net income from continuing operations for the third fiscal quarter was $16.3 million or $0.24 per diluted share versus net income from continuing operations for the year-ago quarter of $10.8 million, or $0.17 per diluted share. The financial results for the third fiscal quarter of 2006 include:

•	$4.5 million gain on the sale of the Company’s Willow Grove, PA facility.

•	$1.2 million expense for employee resizing compared to $0.2 million for employee resizing from continuing operations for the year-ago quarter.

•	Expense for stock-based compensation from stock options of $1.1 million or $0.02 per diluted share. As previously reported, the Company began recording stock-based compensation expense during the first fiscal quarter of 2006. Stock-based compensation expense was not recorded in any period prior to fiscal year 2006.

Scott Kulicke, chairman and chief executive officer of K&S, commented, “Our wire bonder revenue in the third fiscal quarter was comparable to the bonder revenue during the second fiscal quarter. This level of sustained equipment activity came from a relatively strong IDM customer base, with subcontractors adding capacity in very measured increments to maintain their utilization rates and rationalize their production capacity.” He added, “Packaging Materials revenue increased over the prior quarter as a result of more wire shipped and notably higher gold prices.”

Third Quarter Review and Highlights

Technology & Manufacturing

•	K&S worked with several customers to evaluate copper wire bonding and compare the results to gold wire bonding. Customers are reviewing the feasibility of this lower cost process with respect to throughput, yield, and reliability. Transition to IC packages containing copper wire would be a significant change from existing gold wire packaging, and would require complete reliability testing and end-use qualification prior to production.

•	K&S continued to develop new bonding and looping processes for System in Package (stacked die) applications. This represents a significant departure from traditional, single chip packaging trends. New combinations of chips are now being designed into various stack configurations, which adds wire bonding complexity and demand for the Maxum Ultra, our latest generation bonder, as well as greater wire content per package.

Key Product Trends

•	The K&S Maxum Ultra Wire Bonder received the Editors’ Choice Best Product Award, presented by “Semiconductor International” magazine.

•	The K&S Maxum Ultra Wire Bonder received the Advanced Packaging Award, presented by “Advanced Packaging” magazine.

•	K&S received the VLSI Research “Top 10” supplier award for the second consecutive year.

•	Gold wire unit sales for the third fiscal quarter increased approximately 9% compared with the second fiscal quarter.

•	K&S wire bonder sales in Japan and China during the third fiscal quarter each increased to the highest levels in the past three years.

Financial Review

•	K&S Equipment segment increased its gross profit margin from 42.9% in the second fiscal quarter to 43.4% in the third fiscal quarter.

•	Cash and cash equivalents, restricted cash, and short-term investments decreased from $122.2 million in the prior quarter to $109.5 million in the third fiscal quarter, impacted by higher gold metal prices that inflated gold wire inventory and accounts receivable for gold wire.

Business Summary

Mr. Kulicke concluded, “While our Equipment and Packaging Materials businesses were very solid during the third fiscal quarter, our view is that equipment and materials unit volumes for the September quarter will be lower. While new advanced packaging activities are exciting and represent long-term sales opportunities for all our products, that potential is offset by industry forecasts of short-term moderate IC growth. We expect revenue for the September quarter to be $135 to $145 million (assuming current gold prices) and we look forward to demonstrating good financial performance as a result of the improvements and actions taken by the Company in the past year.”

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor assembly equipment along with the complementing packaging materials that contact the surface of the customer’s semiconductor devices. The ability to provide these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, financial performance, unit volumes, product development, sales opportunities, industry forecasts, and projected continued demand for our products. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the volatility in the demand for semiconductors and our products and services; the risk that we may not be able to develop and manufacture new products and product enhancements on a timely and cost effective basis; acts of terrorism and violence; ongoing military conflict in Israel; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2005 Annual report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended		Nine months ended
	June 30, 2005 (1)	July 1, 2006	June 30, 2005 (1)	July 1, 2006
Net revenue	$117,601	$169,935	$313,569	$534,896

Cost of sales	85,104	126,331	228,267	380,889

Gross profit	32,497	43,604	85,302	154,007

Selling, general and administrative	17,299	20,742	50,198	62,076
Research and development, net	7,335	10,043	21,020	28,105
Gain on sale of assets	(1,563)	(4,544)	(1,563)	(4,544)

Operating expenses	23,071	26,241	69,655	85,637

Income from operations	9,426	17,363	15,647	68,370

Interest income	548	1,109	1,564	2,620
Interest expense	(953)	(688)	(2,846)	(2,492)
Gain (loss) on early extinguishment of debt	—	—	—	4,040

Income from continuing operations before income taxes	9,021	17,784	14,365	72,538

Provision for income taxes	(1,733)	1,438	1,589	8,454

Net income from continuing operations	10,754	16,346	12,776	64,084

Loss from discontinued operations	(112,595)	(1,581)	(129,481)	(24,741)

Net income (loss)	$(101,841)	$14,765	$(116,705)	$39,343

Net income per share from continuing operations:
Basic	$0.21	$0.29	$0.25	$1.18

Diluted	$0.17	$0.24	$0.21	$0.95

Loss per share from discontinued operations:
Basic	$(2.18)	$(0.03)	$(2.52)	$(0.46)

Diluted	$(1.67)	$(0.02)	$(1.92)	$(0.36)

Net income (loss) per share:
Basic	$(1.97)	$0.26	$(2.27)	$0.72

Diluted	$(1.50)	$0.22	$(1.71)	$0.59

Weighted average shares outstanding:
Basic	51,813	56,735	51,512	54,422
Diluted	67,584	69,018	67,446	68,739

Stock-based compensation expense included in continuing operations:
Cost of sales	$—	$88	$—	$540
Selling, general and administrative	—	757	—	2,249
Research and development	—	247	—	932

Total continuing operations	$—	$1,092	$—	$3,721

Discontinued operations	$—	$9	$—	$628

	Three months ended		Nine months ended
	June 30, 2005 (1)	July 1, 2006	June 30, 2005 (1)	July 1, 2006
Additional financial data:
Depreciation and amortization
Continuing operations	$3,599	$2,148	$9,760	$7,445
Discontinued operations	$3,273	$—	$11,113	$2,314
Capital expenditures
Continuing operations	$1,346	$1,915	$5,611	$8,092
Discontinued operations	$1,026	$—	$3,099	$753

			June 30, 2005 (1)	July 1, 2006
Backlog of orders
Continuing operations			$75,000	59,000
Discontinued operations			6,000	—
Number of employees
Continuing operations			2,373	2,477
Transition personnel			—	283
Discontinued operations			960	—

Note (1)	– Prior period statements of operations and additional financial data have been adjusted to reflect accounting for the sale of the company’s Test business as a discontinued operation in accordance with the requirements of FAS 144.

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2005 (1)	(Unaudited) July 1, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$79,455	$93,906
Restricted cash	1,381	1,946
Short-term investments	14,533	13,661
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/05 - $3,257; 6/30/06 - $3,834)	128,376	152,390
Inventories, net	46,115	51,347
Assets held for sale	4,428	4,776
Current assets of discontinued operations	22,294	—
Prepaid expenses and other current assets	10,267	16,790
Deferred income taxes	1,605	1,634

TOTAL CURRENT ASSETS	308,454	336,450

Property, plant and equipment, net	31,915	28,243
Goodwill	29,684	29,684
Long-term assets of discontinued operations	10,323	—
Other assets	6,120	3,396

TOTAL ASSETS	$386,496	$397,773

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long term debt	$10,119	$—
Accounts payable	53,498	52,301
Accrued expenses	32,748	34,027
Income taxes payable	17,196	19,659
Liabilities held for sale	529	95
Current liabilities of discontinued operations	5,421	—

TOTAL CURRENT LIABILITIES	119,511	106,082

Long term debt	270,000	195,000
Other liabilities	6,389	9,019
Deferred taxes	22,344	22,949

TOTAL LIABILITIES	418,244	333,050

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, without par value	218,426	274,907
Accumulated deficit	(243,994)	(204,651)
Accumulated other comprehensive loss	(6,180)	(5,533)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(31,748)	64,723

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$386,496	$397,773

Note (1)	– Amounts have been adjusted to reflect accounting for the sale of the company’s Test business as a discontinued operation in accordance with the requirements of FAS 144.

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2006:

	Equipment Segment	Packaging Materials Segment	Consolidated

Three months ended July 1, 2006:

Net revenue	$71,054	$98,881	$169,935
Cost of sales	40,215	86,116	126,331

Gross profit	30,839	12,765	43,604
Operating costs	22,016	8,769	30,785
Gain on sale of assets	(4,544)	—	(4,544)

Income from operations	$13,367	$3,996	$17,363

Nine months ended July 1, 2006:

Net revenue	$264,888	$270,008	$534,896
Cost of sales	150,717	230,172	380,889

Gross profit	114,171	39,836	154,007
Operating costs	65,633	24,548	90,181
Gain on sale of assets	(4,544)	—	(4,544)

Income from operations	$53,082	$15,288	$68,370

Fiscal 2005:

	Equipment Segment	Packaging Materials Segment	Consolidated
Three months ended June 30, 2005:

Net revenue	$48,382	$69,219	$117,601
Cost of sales	28,042	57,062	85,104

Gross profit	20,340	12,157	32,497
Operating costs	16,977	7,657	24,634
Gain on sale of assets	(1,563)	—	(1,563)

Income from operations	$4,926	$4,500	$9,426

Nine months ended June 30, 2005:

Net revenue	$116,716	$196,853	$313,569
Cost of sales	67,926	160,341	228,267

Gross profit	48,790	36,512	85,302
Operating costs	47,951	23,267	71,218
Gain on sale of assets	(1,563)	—	(1,563)

Income from operations	$2,402	$13,245	$15,647